EXHIBIT 11.1


COAST SAVINGS FINANCIAL, INC.

COMPUTATION OF EARNINGS PER SHARE

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

                                             Three Months Ended June 30,
                                        -------------------------------------
                                               1997               1996
                                        -----------------   -----------------
                                                   Fully               Fully
                                        Primary   Diluted   Primary   Diluted
                                        -------   -------   -------   -------
                                        (In thousands except per share amounts)
Net earnings applicable to
  common stock and common stock
  equivalents ("CSEs")                  $12,646   $12,646   $ 7,795   $ 7,795
                                        =======   =======   =======   =======
Weighted average common
  shares outstanding                     18,603    18,603    18,583    18,583
Dilutive CSEs on stock options              829       889       606       614
                                        -------   -------   -------   -------
  Weighted average shares                19,432    19,492    19,189    19,197
                                        =======   =======   =======   =======
  Net earnings per share
    of common stock                        $.65      $.65      $.41      $.41
                                           ====      ====      ====      ====

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

                                              Six Months Ended June 30,
                                        -------------------------------------
                                               1997               1996
                                        -----------------   -----------------
                                                    Fully               Fully
                                        Primary   Diluted   Primary   Diluted
                                        -------   -------   -------   -------
                                       (In thousands except per share amounts)
Net earnings applicable to
  common stock and common stock
  equivalents ("CSEs")                  $24,904   $24,904   $17,297   $17,297
                                        =======   =======   =======   =======
Weighted average common
  shares outstanding                     18,595    18,595    18,583    18,583
Dilutive CSEs on stock options              836       889       595       613
                                        -------   -------   -------   -------
  Weighted average shares                19,431    19,484    19,178    19,196
                                        =======   =======   =======   =======
  Net earnings per share
    of common stock                       $1.28     $1.28      $.90      $.90
                                          =====     =====      ====      ====

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